Exhibit 10.18.7

SECOND RESTATED LIMITED GUARANTY

This Second Restated Limited Guaranty (this “Guaranty”) is entered into effective February 9, 2016, by MARTIN W. ROBERTSON (“Guarantor”), for the benefit of PLAINSCAPITAL BANK (“Lender”). For valuable consideration, Guarantor absolutely and unconditionally guarantees and promises to pay to Lender or its order, in legal tender of the United States of America, the Obligations (as defined below) of MAALT, L.P., a Texas limited partnership, and GHMR OPERATIONS, L.L.C., a Texas limited liability company (collectively “Borrowers”), to Lender, subject to the limitation set forth in paragraph 2 below, and on the terms and conditions set forth in this Guaranty. Under this Guaranty, the obligations of Guarantor are continuing. This Guaranty amends and restates the restated limited guaranty dated February 11, 2015, executed by Guarantor in favor of Lender.

1. DEFINITIONS. The following words have the meanings assigned below when used in this Guaranty:

(a) “Loan Agreement” means the Loan Agreement dated June 15, 2014, among Borrowers, Lender, and others, as now or hereafter amended, restated, replaced, supplemented, or otherwise modified, from time to time.

(b) “Loan Documents” means the Loan Agreement, the Term Note, the Revolving Note, the Second Term Note, and all Loan Documents (as defined in the Loan Agreement), and includes, without limitation, all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements, and documents, whether now or hereafter existing, executed in connection with the Obligations.

(c) “Obligations” means the aggregate of:

(1) The Term Note, the Revolving Note, and the Second Term Note

(2) The Secured Obligations (as defined in the Loan Agreement ) and any and all other or additional indebtedness, obligations, or liabilities for which Borrowers are now or may become liable to Lender;

(3) Any and all other or additional indebtedness or liabilities for which Borrowers are now or may become liable to Lender in any manner (including without limitation overdrafts in a bank account), whether under this instrument or otherwise, either primarily or secondarily, absolutely or contingently, directly or indirectly, and whether matured or unmatured, regardless of how the indebtedness or liability may have been or may be acquired by Lender; and

(4) Any and all extensions and renewals of or substitutes for any of the foregoing indebtedness, obligations, and liabilities or any part thereof.

(d) “Revolving Note” means the Revolving Promissory Note dated June 15, 2015, in the principal amount of $2,000,000.00, payable by MAALT, L.P. to the order of Lender, and all renewals, extensions, modifications, and substitutions for that note.

(e) “Second Term Note” means the Term Promissory Note dated February 9, 2016, in the principal amount of $3,850,497.00, payable by MAALT, L.P. to the order of Lender, and all renewals, extensions, modifications, and substitutions for that note.

(f) “Term Note” means the Restated Term Promissory Note dated February 11, 2015, in the principal amount of $13,826,834.00, payable by Borrowers to the order of Lender, and all renewals, extensions, modifications, and substitutions for that note.

2. LIMITATION. Notwithstanding any terms to the contrary herein or in the Loan Documents, the liability of Guarantor under this Guaranty with respect to any and all Obligations shall be limited with respect to the Obligations shall be limited to (w) fifty percent (50.0%) of the unpaid principal and accrued, unpaid interest and fees under the Term Note as of the Determination Date, plus fifty percent (50.0%) of the interest and fees under the Term Note accruing after the Determination Date, but before such Guarantor has satisfied his liability under his Guaranty, plus (x) fifty percent (50.0%) of the unpaid principal and accrued, unpaid interest and fees under the Revolving Note as of the Determination Date, plus fifty percent (50.0%) of the interest and fees under the Revolving Note accruing after the Determination Date, but before such Guarantor has satisfied his liability under his Guaranty, plus until the Second Term Note is paid in full (y) the greater of (I) $1,500,000.00, or (II) fifty percent (50.0%) of the unpaid principal and accrued, unpaid interest and fees under the Second Term Note as of the Determination Date, plus fifty percent (50.0%) of the interest and fees under the Term Note accruing after the Determination Date, but before such Guarantor has satisfied his liability under his Guaranty, and plus (z) all attorneys fees and collection costs for enforcement of the Guaranty against Guarantor. For purposes of this Guaranty, the “Determination Date” shall be, as to each promissory note or other obligation, the date when the first of the following events occurs: (a) the principal portion of any part of the Obligations becomes due and payable (whether at maturity, as a result of the exercise of any power of acceleration contained in the Loan Documents, or otherwise); or (b) a Bankruptcy Event occurs; a “Bankruptcy Event” occurs when any of the following happens: (i) either of the Borrowers files a petition for relief under any Debtor Relief Laws; (ii) an involuntary petition for relief is filed against Borrowers, or either of them, under any Debtor Relief Laws and such involuntary petition is not dismissed within sixty (60) days after the filing thereof; or (iii) an order for relief against Borrowers, or either of them, is entered under any Debtor Relief Laws; and “Debtor Relief Laws” means any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

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3. NATURE OF GUARANTY. This is a guaranty of payment and not of collection. Guarantor’s liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Obligations. Accordingly, no payments made upon the Obligations will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Obligations or any of the Obligations which subsequently arises or is thereafter incurred or contracted.

4. DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrowers , and will continue in full force until all Obligations incurred, committed, or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor’s written notice of revocation must be delivered to Lender at the address of Lender listed below or such other place as Lender may designate in writing. This Guaranty may be revoked only with respect to Obligations incurred or contracted by Borrowers, or acquired or committed to by Lender after the date on which written notice of revocation is actually received by Lender. No notice of revocation hereof shall be effective as to any Obligations: (a) existing at the date of receipt of such notice; (b) incurred or contracted by Borrowers, or acquired or committed to by Lender, prior to receipt of such notice; (c) now existing or hereafter created pursuant to or evidenced by the Loan Agreement or a commitment in existence prior to receipt of such notice under which Borrowers are or may become obligated to Lender; or (d) renewals, extensions, consolidations, substitutions, and refinancings of the foregoing. Guarantor waives notice of revocation given by any other guarantor of the Obligations. If Guarantor is an individual, this Guaranty shall bind the estate of Guarantor as to Obligations created both before and after the death or incapacity of Guarantor, regardless of Lender’s actual notice of Guarantor’s death or incapacity. Subject to the foregoing, Guarantor’s executor or administrator or other legal representative may revoke this Guaranty in the same manner in which Guarantor might have revoked it and with the same effect. Release of any other guarantor of the Obligations, or termination or revocation of any other guaranty of the Obligations, shall not affect the liability of Guarantor under this Guaranty. Notwithstanding any provision to the contrary, it shall be an Event of Default under the Loan Agreement if Guarantor revokes, or disputes the validity of or liability under, this Guaranty or any of the Loan Documents. It is anticipated that fluctuations may occur in the aggregate amount of the Obligations covered by this Guaranty, and it is specifically acknowledged and agreed by Guarantor that reductions in the amount of the Obligations, even to zero dollars shall not constitute a termination of this Guaranty, unless and until all Obligations have been fully and finally paid and satisfied, Lender has no further commitment to loan funds to Borrower, and all other obligations of Guarantor under this Guaranty have been performed in full.

5. AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening or otherwise affecting Guarantor’s liability under this Guaranty, from time to time: (a) prior to revocation as set forth above, to increase the amount of the Obligations, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (b) to amend, modify, alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Obligations or any part of the Obligations, including increases and decreases of the

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rate of interest on the Obligations and one or more extensions for longer than the original loan term; (c) to take and hold security for the payment of this Guaranty or the Obligations, and exchange, enforce, waive, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (d) to release, substitute, agree not to sue, or deal with Borrower or any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (e) to modify, supplement, subordinate, waive, terminate, release, or rearrange any of the terms of the Obligations, the Loan Agreement, or the Loan Documents; (f) to make any adjustment or grant any indulgence, forbearance, or compromise from time to time with respect to the terms of the Obligations, the Loan Agreement, or the Loan Documents; (g) to determine how, when, and what application of payments and credits shall be made on the Obligations; (h) to apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (i) to sell, transfer, assign, or grant participations in all or any part of the Obligations; and (j) to assign or transfer this Guaranty in whole or in part.

6. REPRESENTATIONS, WARRANTIES, AND COVENANTS. Guarantor represents, warrants, and covenants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrowers’ request and not at the request of Lender; (c) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets; (d) Lender has made no representation to Guarantor as to the creditworthiness of Borrowers ; (e) Guarantor will provide to Lender financial statements and other financial information regarding Guarantor as Lender may request from time to time, in form and detail acceptable to Lender, and all such financial information heretofore and hereafter provided to Lender is and shall be true and correct in all material respects and fairly presents the financial condition of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the most current financial statements provided to Lender; (f) Guarantor is familiar with the current financial condition of Borrowers and has established adequate means of obtaining from Borrowers on a continuing basis information regarding Borrowers’ future financial condition and is not relying on Lender to provide such information to Guarantor; (g) as of the date hereof, and after giving effect to this Guaranty, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor’s assets exceeds and will continue to exceed Guarantor’s liabilities (both fixed and contingent), (iii) Guarantor is and will continue to be able to pay Guarantor’s debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage; and (h) Guarantor has the power and authority to execute, deliver, and perform this Guaranty and the other Loan Documents executed by Guarantor. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrowers.

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7. WAIVERS. (a) General Waivers. Guarantor waives any right to require Lender (i) to continue lending money or to extend other credit to Borrowers; (ii) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Obligations or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrowers, Lender, any surety, endorser, or other guarantor in connection with the Obligations or in connection with the creation of new or additional loans or obligations; (iii) to notify Guarantor of any change in the manner, place, time, or terms of payment of any of the Obligations (including, without limitation, any renewal, extension, or other modification of any of the Obligations); or (iv) to notify Guarantor of any change in the interest rate accruing on any of the Obligations (including, without limitation, any periodic change in such interest rate that occurs because such Obligations accrue interest at a variable rate which may fluctuate from time to time). Should Lender seek to enforce the obligations of Guarantor hereunder, Guarantor waives any right to require Lender to first (i) resort for payment or to proceed directly or at once against any person, including Borrowers or any other guarantor of the Obligations; (ii) to proceed directly against, marshal, enforce, or exhaust any collateral held by Lender from Borrowers , Guarantor, any other guarantor, or any other person; or (iii) to pursue any other remedy within Lender’s power.

(b) Waiver of Defenses. Guarantor waives all rights of Guarantor under, or the requirements imposed by, Chapter 43 of the Texas Civil Practice and Remedies Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Rule 31 of the Texas Rules of Civil Procedure, and Sections 51.003, 51.004, and 51.005 of the Texas Property Code (all as amended from time to time). Guarantor also waives any and all rights or defenses arising by reason of (i) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration, (ii) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Obligations; (iii) any limitation of liability or recourse, exculpation of liability, disability, or other defense of Borrower, of any other guarantor, or of any other person, including, without limitation, lack of consideration, invalidity, illegality, unenforceability, or bar by statute of limitation, or by reason of the full or partial release or cessation of Borrower’s liability from any cause whatsoever, other than payment in full in legal tender of the Obligations; (iv) any right to claim discharge of the Obligations on the basis of unjustified impairment of any collateral for the Obligations; or (v) any defenses given to guarantors at law or in equity other than actual payment and performance of the Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Obligations, or otherwise, all as though such payment had not been made.

(c) Waiver of Claims. Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of set off, counterclaim, counter demand, recoupment, or similar right, whether such claim, demand, or right may be asserted by Borrowers, Guarantor, or both. In addition to any other waivers, agreements, and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses, and offsets for any act or omission of Lender, its directors, officers, employees, representatives, or agents in connection with Lender’s administration of the Obligations, except for Lender’s willful misconduct and gross negligence.

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(d) Waiver of Subrogation. Notwithstanding any provision in this Guaranty to the contrary, Guarantor hereby waives and releases (i) any and all rights of subrogation, reimbursement, indemnification, or contribution which it may have after payment in full or in part of the Obligations against others liable on any of the Obligations, (ii) any and all rights to be subrogated to the rights of Lender in any collateral or security for any of the Obligations after payment in full or in part of the Obligations, and (iii) any and all other rights and claims of Guarantor against Borrowers or any third party as a result of Guarantor’s payment of any Obligations.

(e) Waivers Binding. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

8. PAYMENT BY GUARANTOR. In the event of a default in the payment or performance of all or any part of the Obligations when such Obligations become due, whether by its terms, by acceleration, or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Lender, in lawful money of the United States. The exercise by Lender of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Lender contemporaneously with such payment. In the absence of such notice to Lender by Guarantor, any sum received by Lender on account of the Obligations shall be conclusively deemed paid by Borrowers.

9. MISCELLANEOUS PROVISIONS. (a) Amendments. This Guaranty, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty and supersedes all prior written and oral agreements and understandings, if any, regarding same. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b) Applicable Law. This Guaranty has been delivered to Lender and is performable in Tarrant County, Texas. Courts within the State of Texas have jurisdiction over any dispute arising under or pertaining to this Guaranty, and venue for such dispute shall be in Tarrant County, Texas. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

(c) Costs and Expenses. Guarantor shall also pay on demand by Lender all costs and expenses, including, without limitation, all reasonable attorneys fees, incurred by Lender in connection with the enforcement or collection of this Guaranty and with the collection or sale of any collateral securing this Guaranty. This covenant shall survive the payment of the Obligations.

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(d) Notice. All notices required to be given by either party to the other under this Guaranty shall be in writing and, except for revocation notices by Guarantor, shall be effective when actually delivered or when deposited with a nationally recognized overnight courier, or when deposited in the United States mail, first class postage prepaid, addressed to the party to whom the notice is to be given at the address shown below or to such other addresses as either party may designate to the other in writing. All revocation notices by Guarantor shall be in writing and shall be effective only upon delivery to Lender as provided above in the section titled “DURATION OF GUARANTY.” For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor’s current address. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Obligations or this Guaranty, reasonable notice shall be deemed given when such notice is given pursuant to the terms of this Subsection ten (10) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held.

(e) Interpretation. In all cases where there is more than one Borrower, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty, the word “Borrower” shall mean all and any one or more of them. This Guaranty is for the benefit of Lender, its successors and assigns. This Guaranty is binding upon Guarantor and Guarantors’s heirs, executors, administrators, personal representatives, and successors. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable. If any one or more of Borrower or Guarantor are corporations, limited liability companies, or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, managers, members, partners, or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

(f) Waiver. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender, and then only in the specific instance and for the purpose given. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender’s right to thereafter demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Guarantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

[signature on following page]

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EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED “DURATION OF GUARANTY”. NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.

Signed effective the date stated above.

GUARANTOR:

/s/ Martin W. Robertson
MARTIN W. ROBERTSON

Guarantor’s address:

4413 Carey Street

Fort Worth, Texas 76119

Lender’s address:

PLAINSCAPITAL BANK

Attn: Keeton Moore, Senior Vice President

801 Houston Street

Fort Worth, Texas 76102

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